December 4, 2023
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549-7561
Re: Silver Star Properties REIT, Inc.
EIN No. 26-3455189
Commissioners:
We have read Item 4.01 of Silver Star Properties REIT, Inc.’s Form 8-K dated December 4, 2023, and we agree with the statements concerning our Firm contained therein.

Yours truly,
/s/ WEAVER AND TIDWELL, L.L.P.
Houston, Texas
Weaver and Tidwell, L.L.P.
4400 Post Oak Parkway Suite1100 | Houston, Texas 77027
Main: 713.850.8787

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